UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020 (November 24, 2020)

Lilis Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Suite 400 Fort Worth, TX 76102 (Address of principal executive office, including zip code)

(817) 720-9585
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01	Entry Into Material Definitive Agreement.

As previously disclosed, on June 28, 2020, Lilis Energy, Inc., a Nevada corporation (the “Company”), and its consolidated subsidiaries Brushy Resources, Inc., ImPetro Operating LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC and Hurricane Resources LLC (collectively, the “Filing Subsidiaries” and, together with the Company, collectively, the “Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) commencing cases for relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).  In connection with the Chapter 11 Cases, on June 30, 2020, the Company entered into that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (as amended on August 17, 2020, August 21, 2020, August 28, 2020, September 8, 2020, September 30, 2020, October 7, 2020, and October 30, 2020, the “DIP Credit Agreement”) with the Filing Subsidiaries, as guarantors, BMO Harris Bank N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”).

On November 24, 2020, the Company, the Filing Subsidiaries, the Administrative Agent and the Lenders entered into a Seventh Amendment (the “Seventh Amendment”) to the DIP Credit Agreement. The Seventh Amendment, among other things, amended the Scheduled Maturity Date (as defined in the DIP Credit Agreement) and certain provisions related to the repayment and prepayment of the Loans (as defined in the DIP Credit Agreement).

On December 2, 2020, the Company, the Filing Subsidiaries, the Administrative Agent and the Lenders entered into an Eighth Amendment (the “Eighth Amendment”) to the DIP Credit Agreement. The Eighth Amendment, among other things, amended the Scheduled Maturity Date (as defined in the DIP Credit Agreement).

The foregoing descriptions of the Seventh Amendment and the Eighth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Seventh Amendment and Eighth Amendment, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on November 17, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”), among other things, confirming the Modified Debtors’ First Amended Joint Liquidating Chapter 11 Plan [Docket No. 647] (as amended, modified or supplemented from time to time, the “Plan”). The Plan is attached to the Confirmation Order as Exhibit A. Capitalized terms used but not otherwise defined in the Current Report on Form 8-K have the meanings given to them in the Plan.

On December 4, 2020, all conditions precedent to the Plan’s effectiveness were satisfied or waived in accordance with the Plan (the “Effective Date”). Each of the Debtors has been dissolved and cease to exist, effective as of the Effective Date after the transfer of any remaining assets of their respective estates to the Liquidation Trust pursuant to the terms of the Plan, and all existing certificates of incorporation and by-laws will be cancelled, effective as of the Effective Date, and no new certificates of incorporation and by-laws will be necessary

As described in the Company’s Current Report on Form 8-K filed on November 16, 2020, the Debtors entered into a Purchase and Sale Agreement to sell substantially all of their Assets for a cash purchase price of $46.6 million, subject to customary adjustments (the “Sale”), which sale closed on December 1, 2020. After the payment of certain claims on the Effective Date made in accordance with the terms of the Plan, remaining net cash proceeds from the Sale, together with any miscellaneous assets not sold pursuant to the Sale, including certain causes of action, have been contributed to the Liquidation Trust as part of the Liquidation Trust Assets. The Company’s notes, instruments, certificates, credit agreements, indentures and other documents evidencing Claims or Interests, and any Existing Equity Interests, including all outstanding shares of common and preferred stock of the Company, have been cancelled as of the Effective Date.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Plan and the Confirmation Order. The Confirmation Order, which includes the Plan attached as Exhibit A thereto, is attached to the Company’s Current Report on Form 8-K filed on November 23, 2020 as Exhibit 2.1 and is hereby incorporated by reference in this Item 1.03.

Item 4.01Changes in Registrant’s Certifying Accountant.

On December 3, 2020, BDO USA, LLP (“BDO”) confirmed that our relationship with them as our independent registered public accounting firm has ceased.  During the year ended December 31, 2019, and the subsequent interim period through December 3, 2020, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such time period.

The Company provided BDO with a copy of this Current Report on Form 8-K and with the statements made herein. BDO furnished the attached letter addressed to the Company. The BDO letter is attached hereto as Exhibit 99.1.

Item 7.01Regulation FD.

On December 2, 2020, the Company issued a press release announcing the closing of the sale of substantially all of the assets of the Debtors and the closing of the Sale, such press release furnished herewith as Exhibit 99.2.

Information regarding the Chapter 11 Cases is available for free on the website maintained by Stretto, located at https://cases.stretto.com/LilisEnergy or by calling (855) 364-4639 (Toll-Free) or (949) 266-6357 (Local).

The information contained in this Item 7.01 (including other information on the Chapter 11 cases on the above referenced website and in the press release filed as Exhibit 99.2) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other filings by the Company.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Seventh Amendment to Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of November 24, 2020, among Lilis Energy Inc., the guarantors party thereto, BMO Harris Bank N.A., as administrative agent, and the lenders party thereto.

10.2

Eighth Amendment to Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of December 2, 2020, among Lilis Energy Inc., the guarantors party thereto, BMO Harris Bank N.A., as administrative agent, and the lenders party thereto.

99.1	Letter, dated December 3, 2020 from BDO USA, LLP to Lilis Energy, Inc.
99.2	Press Release of the Company dated December 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lilis Energy, Inc.

Date: December 4, 2020By:/s/ Thomas A. Howley

Thomas A. Howley

Liquidating Trustee for Lilis Energy, Inc. and its Affiliated Debtor Subsidiaries under Liquidating Trust Agreement dated November 24, 2020

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